Exhibit (n)(iii)

POWER OF ATTORNEY

The undersigned Director does constitute and appoint each of John C. Ball and Peter D. Goldstein as his true and lawful attorney-in-fact to execute and sign Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and the Investment Company Act of 1940, as amended, for The Gabelli Equity Trust,(the “Fund”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Director himself might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned Director has executed this Power of Attorney as of the ____day of February, 2026.

/s/ Anthonie C. van Ekris	Director
Anthonie C. van Ekris